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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-4 of Applied Digital Solutions Inc. (formerly, Applied Cellular Technology, Inc.) of our report dated March 3, 2000 relating to the financing statements which appears in Applied Digital Solutions, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated March 3, 2000 relating to the financial schedules, which is included as an Exhibit to this Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP
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    PricewaterhouseCoopers LLP



St. Louis, Missouri
June 26, 2000